UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 687-2262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NEPT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On June 13, 2022, the Board of Directors of Neptune Wellness Solutions Inc. (the “Company”) appointed Raymond Silcock Executive Vice President and Chief Financial Officer of the Company, effective July 25, 2022 (the "Hire Date"). Mr. Silcock previously served as Executive Vice President and Chief Financial Officer at Perrigo Plc, as well as CFO at Diamond Foods, The Great Atlantic and Pacific Tea Company, US Tobacco Inc., and Cott Corporation, along with various positions at Campbell Soup Company. In addition, he has previously served as Chair of both Audit and Strategy Committees on several Boards including Pinnacle Foods Inc, American Italian Pasta Company, Prestige Brands and Bacardi Limited. Mr. Silcock received an MBA from the Wharton School of the University of Pennsylvania and is a Fellow of the Chartered Institute of Management Accountants (FCMA UK).

In connection with his appointment as the Company’s Chief Financial Officer, Mr. Silcock will receive a base salary of $600,000 per year. Mr. Silcock will be eligible for an annual year-end bonus target of 75% of his base salary beginning in fiscal year 2023 and thereafter. Mr. Silcock will also receive a grant of 114,286 options to purchase common shares (“Options” and such grant, the “Option Grant”), which vests 1/12 at the end of the Company's first fiscal quarter following the Hire Date and the remaining 11/12 vests in eleven equal tranches at the end of each quarter thereafter. The Option Grant shall be pursuant to a Option Award Agreement (the “Option Agreement”) and shall have an exercise price equal to the "Market Price" (as defined in the Company's Stock Option Plan) on the Hire Date. The Option Grant will be governed by the provisions of the Company's Stock Option Plan and the Option Agreement.

In the event that there is a change of control within the Company affecting his employment, following the execution of a general release, Mr. Silcock will be entitled to base salary continuation payments for eighteen (18) months of his base salary and the Company will pay for Mr. Silcock's premium payments under COBRA for a period of up to eighteen (18) months.

Randy Weaver, the Company’s current Interim Chief Financial Officer, shall remain in his position until July 25, 2022.

The foregoing summary of Mr. Silcock's employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing Mr. Silcock's appointment on June 14, 2022. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 10.1 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 13, 2022, between Neptune Holding USA, Inc., Neptune Wellness Solutions Inc. and Ray Silcock.
99.1	Press release issued by the Company, dated June 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	June 14, 2022	By:	/s/ Randy Weaver
Randy Weaver Interim Chief Financial Officer